EXHIBIT 99.1


NEWS RELEASE
FOR IMMEDIATE RELEASE



PRG-SCHULTZ REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

ATLANTA, OCTOBER 27, 2003 - PRG-Schultz International, Inc. (Nasdaq: PRGX) today announced financial results for the third quarter 2003 and provided an outlook for the fourth quarter 2003.

Third Quarter 2003 Financial Highlights

     o Net loss for the quarter was ($1.7 million), or (1.8%) of revenues, and represented ($0.03) per diluted share. This net loss included after-tax charges of $2.4 million, or $0.04 per diluted share, relating to the Company's strategic business initiatives.
     o    Revenues for the quarter totaled $92.6 million:
          o    Revenues from Accounts Payable Services totaled $79.9 million.
          o    Revenues from Other Ancillary Services totaled $12.7 million.
     o Operating loss was ($829,000), or (0.9%) of revenues, compared to operating income of $17.3 million, or 14.9% of revenues, during the third quarter of 2002.
     o EBITDA margin was 3.9% of revenues for the quarter, compared to 18.6% a year ago (see schedule 5 for a reconciliation of EBITDA, a non-GAAP financial measure, to net earnings / loss).
     o Cash flow from operating activities decreased to $22.6 million for the nine months ended September 30, 2003, from $27.5 million during the same period a year ago.
     o Capital expenditures totaled $8.2 million for the nine months ended September 30, 2003.

John Cook, Chairman and Chief Executive Officer of PRG-Schultz stated, "On the domestic front, we continued to be impacted in the third quarter by the challenges we faced during the first two quarters of 2003. These include ongoing extreme caution displayed by some of our largest US retail accounts payable clients in light of numerous and highly publicized inquiries by the Securities and Exchange Commission into the overall accounting for vendor-supplied promotional allowances. As a result, there was negligible improvement, if any, during the quarter with respect to several of our largest US retail clients, who continued with more deliberate procedures for approving and processing our claim findings and continued to subject them to additional levels of internal review. We remain steadfast in our belief that this climate of unprecedented caution by some of our largest US retail accounts payable clients is temporary in nature, but it is now clear to us that it will extend into 2004."

"We continue to attribute some of our performance to the need for better execution, particularly as it relates to results in our international accounts payable operations and ongoing challenges in our US commercial accounts payable operations. We also continue to actively address these execution shortcomings through multiple courses of corrective action in order to capitalize on the significant long-term potential of these businesses, which we have always believed, and continue to believe, to be promising."


THIRD QUARTER 2003 FINANCIAL RESULTS
Revenues for the third quarter of 2003 totaled $92.6 million, compared to $116.1 million in the third quarter of 2002. Revenues from Accounts Payable Services and Other Ancillary Services totaled $79.9 million and $12.7 million, respectively, for the quarter compared to $101.8 million and $14.3 million, respectively, a year ago. The year-over-year decrease of approximately 22% in Accounts Payable Services revenues was due primarily to a decrease in revenues from the Company's US Accounts Payable Services operations, which declined by approximately 28% year-over-year. Revenues from the Company's international Accounts Payable Services operations declined by approximately 6% year-over-year, adversely impacted by a significant decrease in revenues from the United Kingdom. Revenues from Other Ancillary Services decreased by 11% year-over-year, due to the generation of lower revenues from each of the three business entities that comprise that operating segment.

Net loss for the third quarter of 2003 was ($1.7 million), or ($0.03) per diluted share, compared to net earnings of $9.7 million, or $0.13 per diluted share, during the third quarter of 2002. The third quarter of 2003 included after-tax charges of $2.4 million, or $0.04 per diluted share, relating to the Company's previously disclosed strategic business initiatives. The third quarter of 2002 included after-tax charges of $3.2 million, or $0.04 per diluted share, relating to the integration of the businesses of Howard Schultz & Associates International, Inc., which the Company acquired in January 2002.

Historically, after-tax interest and amortization expense related to the Company's convertible notes have been added back to earnings from continuing operations for the purpose of calculating diluted earnings per share. Correspondingly, the approximately 16.1 million common shares into which the convertible notes can be exchanged have been added to the diluted share count. For the quarter and nine-month periods ended September 30, 2003, generally accepted accounting principles require that these adjustments not be made since the resulting calculations would have been anti-dilutive.

Operating (loss) for the third quarter of 2003 totaled ($829,000), or (0.9%) of revenues, compared to operating income of $17.3 million, or 14.9% of revenues, in the same period a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2003 totaled $3.6 million, or 3.9% of revenues, compared to $21.6 million, or 18.6% of revenues, in the third quarter of 2002. See Schedule 5 for a reconciliation of EBITDA, a non-GAAP financial measure, to net earnings.

The Company reiterated that, to its knowledge, the SEC investigations into vendor-supplied promotional allowances focus on how and when retailers record promotional allowances in their income statements, which is unrelated to the recovery audit services performed by PRG-Schultz.

FIRST NINE MONTHS 2003 FINANCIAL RESULTS
Revenues for the first nine months of 2003 totaled $292.5 million, compared to $344.7 million in the first nine months of 2002. Revenues from Accounts Payable Services and Other Ancillary Services totaled $246.6 million and $45.9 million, respectively, for the first nine months of 2003 compared to $304.2 million and $40.5 million, respectively, a year ago.

Net earnings for the first nine months of 2003 were $7.3 million, or $0.12 per diluted share, compared to $8.0 million, or $0.14 per diluted share, during the comparable period in 2002.

Operating income for the first nine months of 2003 totaled $17.5 million, or 6.0% of revenues, compared to $42.8 million, or 12.4% of revenues, in the same period a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first nine months of 2003 totaled $30.4 million, or 10.4% of revenues, compared to $56.2 million, or 16.3% of revenues, for the first nine months of 2002. See Schedule 5 for a reconciliation of EBITDA, a non-GAAP financial measure, to net earnings.

During the nine-month period ended September 30, 2002, the Company recorded an after-tax charge of $17.2 million, or $0.21 per diluted share, relating to the implementation of SFAS 142, "Goodwill and Other Intangible Assets". In accordance with generally accepted accounting principles, this non-cash goodwill impairment charge relating to transitional impairment testing was recorded as a cumulative effect of a change in accounting principle. Future goodwill impairment charges, if any, are required to be charged against operating income in the Company's consolidated statements of operations.

Schedules 3 & 4 provide summary financial results from continuing operations for the third quarter and first nine months of 2003 and 2002 by operating segment.
Schedule 5 provides a reconciliation of EBITDA, a non-GAAP financial measure, to net earnings / loss.

CASH FLOW, DSOs AND CAPITAL EXPENDITURES
Net cash from operating activities for the nine months ended September 30, 2003 was approximately $22.6 million, compared to $27.5 million in 2002.

Company-wide, Days Sales Outstanding (DSOs) at the end of the third quarter of 2003 stood at 51 days, compared to 52 days a year ago.

Capital expenditures totaled approximately $8.2 million for the first nine months of 2003, compared to $19.4 million in the same period a year ago. Capital expenditures were higher in the 2002 period due to the acquisitions and integration of the businesses of Howard Schultz & Associates International, Inc. and affiliates.


BANK CREDIT FACILITY
The Company maintains a $55.0 million senior bank credit facility that is syndicated between three banking institutions led by Bank of America. The facility contains customary covenants including financial ratios. As of September 30, 2003, the Company had outstanding borrowings under this credit facility of $29.0 million and was not in compliance with the stipulated fixed charge coverage ratio or the leverage ratio. The Company has been working with Bank of America, as lead bank, over the last two months with a view toward prospectively relaxing the stringency of its financial ratio covenants as well as allowing the Company to take other prudent managerial actions. The Company has also recently entered into discussions with the other two banks in the syndicate. On September 29, 2003, the banking syndicate executed a waiver in favor of the Company wherein the Company acknowledged its lack of credit covenant compliance and the syndicate agreed to forbear exercising their available rights and remedies until November 15, 2003. The Company considers it highly probable that it will be able to reach a satisfactory agreement with its banking syndicate no later than November 14, 2003, when its SEC Form 10-Q for the quarter ended September 30, 2003 is due. The $29.0 million of outstanding borrowings at September 30, 2003 has been reflected on the accompanying Condensed Consolidated Balance Sheet (Unaudited) as a long-term liability due to the Company's belief that it will reach a satisfactory agreement with its banking syndicate no later than November 14, 2003. Should the banking syndicate not grant appropriate relief by November 14, 2003, the Company will be required by generally accepted accounting principles to reclassify the $29.0 million as a current liability in the Condensed Consolidated Balance Sheet (Unaudited) contained in its forthcoming SEC Form 10-Q for the quarter ended September 30, 2003.


OUTLOOK FOR FOURTH QUARTER OF 2003
For the fourth quarter of 2003, consolidated revenues are expected to range from $95.0 - $97.0 million. Revenues from Accounts Payable Services are expected to range from $82.0 - $84.0 million, and revenues from Other Ancillary Services are expected to be approximately $13.0 million.

Diluted (loss) per share for the quarter ending December 31, 2003 is expected to range from breakeven to a loss of ($0.02). This outlook includes an earnings reduction of approximately $0.06 per diluted share to reflect already-identified severance and other costs related to the Company's strategic business initiatives, which are more fully discussed below.

As of September 30, 2003, the Company's Condensed Consolidated Balance Sheet (Unaudited) reflected goodwill of $372.4 million and deferred tax assets of $36.3 million. The Company has not completed its operating budget for 2004 and does not presently contemplate its completion until late in 2003 so that the costs and savings of its previously discussed strategic business initiatives can be appropriately considered and included. The Company's operating budget for 2004 and its internal outlook beyond next year will be integral factors in assessing the recoverability of goodwill and deferred tax assets when routine impairment testing is undertaken during the quarter ending December 31, 2003. The foregoing outlook for the quarter ended December 31, 2003 does not consider the impact of any impairment charges, should such be warranted by generally accepted accounting principles.

STRATEGIC BUSINESS INITIATIVES
In July 2003, the Company announced a series of strategic initiatives designed to ensure our continued growth, maintain our dedicated focus on our clients, and sustain our success. Specifically, the Company announced plans to:
     o    Evolve the service model;
     o    Develop new business opportunities; and

     o    Grow the international business.

Evolve the Service Model
PRG-Schultz as currently constituted is essentially an assemblage of approximately two dozen acquisitions over a dozen years, culminating in the 2002 merger of The Profit Recovery Group International, Inc. and Howard Schultz & Associates International, Inc. Although the Company believes that it has been successful in eliminating duplicative selling, general and administrative costs as merged entities were assimilated, there has been little focus until earlier this year in developing consistent audit tools, audit methodologies and field staffing protocols. The Company believes that this consistency is a critical prerequisite to better serving our clients since it provides a uniform foundation for propagating best practices throughout the world. Another area we are addressing is gaining cost efficiencies through the standardization of the more routine sub-components of our recovery audit process that lend themselves to greater efficiency and cost-effectiveness when performed in a specialized, centralized work group setting.

The Model Evolution work initially concentrates on the US accounts payable business and domestic corporate support functions. The Company will be conducting the US aspect of its work through most of 2004 and continues to expect annualized cost savings of at least $12.0 million upon completion of the US-based work effort. In conducting this work, the Company is incurring expenses for items such as employee severances, the closure of offices and the fees of outside advisors. During the quarter ended September 30, 2003, the Company incurred after-tax costs of $2.4 million, or $0.04 per diluted share, on these US strategic business initiatives and expects to continue to incur quarterly charges until project completion, including expected after-tax costs of $3.6 million, or $0.06 per diluted share, in the fourth quarter of 2003.

Develop New Business
During 2003, the Company created, funded and staffed a discrete business development unit charged with developing new channels of revenue for the Company. The business development group is led by a senior business executive, Paul van Leeuwen, who was brought into the Company earlier this year due to his specific expertise in this area. The Company is highly pleased with the progress and initiatives of the new group to-date and intends to devote considerably greater resources to the group in 2004.

Grow the International Business
We anticipate devoting significantly greater resources and emphasis in 2004 to our international operations with a goal of realizing the truly massive revenue growth potential of those marketplaces. To that end, the Company appointed Richard Bacon as Executive Vice President of International Operations in September 2003. Mr. Bacon is a seasoned international business executive.

The ultimate goals of the Company's strategic initiatives are to better serve our clients, to resume acceptable levels of revenue growth, and to adequately and appropriately compensate our revenue-producing professionals.

"This is a dynamic time for our Company as we make significant progress towards an exciting new future," said Cook. "Together, we will be passionately creative and innovative, with a disciplined approach towards creating value for our clients in ways no other firm can."

CONFERENCE CALL AND WEBCAST INFORMATION
PRG-Schultz will hold a conference call today, October 27, 2003, at 10:00 a.m. ET. Listeners in the US and Canada should dial 800-374-0518 at least 5 minutes prior to the start of the conference. Listeners outside the US or Canada should dial 706-643-1837. To be admitted to the call, provide the leader's name 'John Cook,' reference the Company, and provide the passcode 'PRGX.'

The teleconference will also be webcast on the Internet at www.prgx.com (go to the Investor Relations home page). Microsoft Windows Media Player is required to access the webcast and can be downloaded from www.microsoft.com/windows/mediaplayer.

A copy of this press release is also available at www.prgx.com under the heading "Investor Relations - News."


ABOUT PRG-SCHULTZ INTERNATIONAL, INC.
Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading provider of recovery audit services. PRG-Schultz employs approximately 3,500 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client invoices, purchase orders, receiving documents, databases, and correspondence files to recover lost profits due to overpayments or under-deductions. PRG-Schultz is retained on a pay-for-performance basis, receiving a percentage of each dollar recovered.


FORWARD LOOKING STATEMENTS
Statements made in this news release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) we have violated our debt covenants for the rolling four quarter period ending September 30, 2003, and our banking syndicate may not see fit to grant relief beyond the current forbearance waiver which expires on November 15, 2003, (ii) violation of our debt covenants could result in an acceleration of our outstanding bank debt (totaling $29.0 million at September 30, 2003) as well as debt under our convertible notes (totaling $125 million in gross principal balance at September 30, 2003), and we may not be able to secure sufficient liquid resources to pay the accelerated debt, (iii) we may continue to experience revenue losses or delays as a result of our US retailing clients' actual and / or potential revision of claim approval and claim processing guidelines, (iv) the bankruptcy of any of our larger clients, or of any such clients' larger customers or suppliers, could impair then-existing accounts receivable and reduce expected future revenues from such clients, (v) a portion of $5.5 million in payments on account from a bankrupt client of the Company received during the quarter ended March 31, 2003 might be recoverable as "preference payments" under United States bankruptcy laws and, if so, would result in the recording of an expense in the Company's financial statements,
(vi) modifications to auditor compensation models may negatively impact employee productivity and retention, and therefore, our ability to generate revenues,
(vii) the businesses comprising the Other Ancillary Services segment may require additional time and effort of Company executives and may therefore distract management from its focus on the Company's core Accounts Payable Services business, (viii) we may not achieve anticipated expense savings in connection with our strategic business initiatives and may incur costs in excess of those currently anticipated in order to implement these initiatives, (ix) our past and future investments in technology may not benefit our business, (x) our Accounts Payable Services businesses may not grow as expected, and we may not be able to increase the number of clients, particularly commercial clients, utilizing broad-scope audits, (xi) our international expansion may prove unprofitable or may take longer to accomplish than we anticipate, and (xii) the reorganization of our US Accounts Payable Services operations in connection with our current strategic business initiatives may adversely affect our ability to generate anticipated revenues and profits and may not be successful or may require more time, management attention or expense than we currently anticipate. Other risks and uncertainties that may affect our business include (i) the possibility of an adverse judgment in pending securities litigation, (ii) potential timing issues that could delay revenue recognition, (iii) future weakness in the currencies of countries in which we transact business, (iv) changes in economic cycles, (v) competition from other companies, (vi) changes in governmental regulations applicable to us, and other risk factors discussed in our Securities and Exchange Commission filings, including the Company's Form 10-Q as filed with the Securities and Exchange Commission on August 12, 2003 and Form 10-K as filed with the Securities and Exchange Commission on March 17, 2003. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

                                      # # #




Contact:
                  Gene Ellis
                  Chief Financial Officer
                  (770) 779-3230

                                                            SCHEDULE 1
                                         PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)

                                                                             THREE MONTHS                      NINE MONTHS
                                                                         ENDED SEPTEMBER 30,               ENDED SEPTEMBER 30,
                                                                    -------------------------------   ------------------------------
                                                                        2003             2002             2003             2002
                                                                    --------------   --------------   -------------    -------------

Revenues                                                                 $ 92,576        $ 116,116       $ 292,489        $ 344,699
Cost of revenues                                                           60,104           64,758         182,665          196,695
Selling, general and administrative expenses                               33,301           34,097          92,354          105,187
                                                                    --------------   --------------   -------------    -------------

     Operating income (loss)                                                 (829)          17,261          17,470           42,817

Interest (expense), net                                                    (2,234)          (2,484)         (6,664)          (7,158)
                                                                    --------------   --------------   -------------    -------------

     Earnings (loss) from continuing operations before income taxes, discontinued operations and cumulative effect of accounting
         change                                                            (3,063)          14,777          10,806           35,659

Income taxes                                                               (1,149)           5,468           4,052           13,194
                                                                    --------------   --------------   -------------    -------------

     Earnings (loss) from continuing operations before discontinued
         operations and cumulative effect of accounting change             (1,914)           9,309           6,754           22,465

Discontinued operations:
     Gain on disposal / retention of discontinued operations, net of
         income taxes                                                         206              406             530            2,716
                                                                    --------------   --------------   -------------    -------------

     Earnings (loss) before cumulative effect of accounting change         (1,708)           9,715           7,284           25,181

Cumulative effect of accounting change, net of income taxes                     -                -               -          (17,208)
                                                                    --------------   --------------   -------------    -------------

     Net earnings (loss)                                                 $ (1,708)         $ 9,715         $ 7,284          $ 7,973
                                                                    ==============   ==============   =============    =============

Basic earnings (loss) per share:
     Earnings (loss) from continuing operations before discontinued
         operations and cumulative effect of accounting change            $ (0.03)          $ 0.14          $ 0.11           $ 0.36
     Discontinued operations                                                    -             0.01            0.01             0.04
     Cumulative effect of accounting change                                     -                -               -            (0.27)
                                                                    --------------   --------------   -------------    -------------
     Net earnings (loss)                                                  $ (0.03)          $ 0.15          $ 0.12           $ 0.13
                                                                    ==============   ==============   =============    =============

Diluted earnings (loss) per share:
     Earnings (loss) from continuing operations before discontinued
         operations and cumulative effect of accounting change            $ (0.03)          $ 0.13          $ 0.11           $ 0.32
     Discontinued operations                                                    -                -            0.01             0.03
     Cumulative effect of accounting change                                     -                -               -            (0.21)
                                                                    --------------   --------------   -------------    -------------
     Net earnings (loss)                                                  $ (0.03)          $ 0.13          $ 0.12           $ 0.14
                                                                    ==============   ==============   =============    =============

Weighted average shares outstanding:
     Basic                                                                 61,450           64,362          61,830           62,616
                                                                    ==============   ==============   =============    =============
     Diluted                                                               61,450           81,861          62,090           80,099
                                                                    ==============   ==============   =============    =============

                                                            SCHEDULE 2
                                         PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                                      (AMOUNTS IN THOUSANDS)
                                                           (UNAUDITED)

                                                                                   SEPTEMBER 30,         DECEMBER 31,
                                                                                        2003                 2002
                                                                                  -----------------    -----------------
                                                                   ASSETS
Current assets:
     Cash and cash equivalents                                                            $ 21,260             $ 14,860
     Restricted cash                                                                         5,756                    -
     Receivables:
        Contract receivables                                                                51,984               69,976
        Employee advances and miscellaneous receivables                                      3,602                3,600
                                                                                  -----------------    -----------------
           Total receivables                                                                55,586               73,576
                                                                                  -----------------    -----------------
     Funds held for client obligations                                                      16,960                9,043
     Prepaid expenses and other current assets                                               4,450                4,068
     Deferred income taxes                                                                  25,243               25,930
                                                                                  -----------------    -----------------
           Total current assets                                                            129,255              127,477
Property and equipment                                                                      32,034               35,057
Goodwill                                                                                   372,412              371,833
Intangible assets                                                                           34,980               36,214
Deferred income taxes                                                                       11,075               10,628
Other assets                                                                                 4,454                4,571
                                                                                  -----------------    -----------------
            Total assets                                                                 $ 584,210            $ 585,780
                                                                                  =================    =================


                                                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current installments of long-term debt                                                    $ -              $ 5,527
     Obligation for client payables                                                         16,960                9,043
     Accounts payable and accrued expenses                                                  24,891               24,269
     Accrued payroll and related expenses                                                   39,311               50,411
     Deferred revenue                                                                        4,588                2,665
                                                                                  -----------------    -----------------
           Total current liabilities                                                        85,750               91,915
Long-term debt, excluding current installments                                              29,000               26,363
Convertible notes, net of unamortized discount of $2,832 in 2003 and
     $3,509 in 2002                                                                        122,168              121,491
Deferred compensation                                                                        3,581                4,011
Other long-term liabilities                                                                  4,051                4,115
                                                                                  -----------------    -----------------
           Total liabilities                                                               244,550              247,895
                                                                                  -----------------    -----------------
Shareholders' equity:
     Preferred stock                                                                             -                    -
     Common stock                                                                               67                   67
     Additional paid-in capital                                                            492,377              491,894
     Accumulated deficit                                                                  (103,394)            (110,678)
     Accumulated other comprehensive loss                                                     (384)              (1,601)
     Less treasury stock at cost                                                           (48,710)             (41,182)
     Unearned portion of restricted stock                                                     (296)                (615)
                                                                                  -----------------    -----------------
           Total shareholders' equity                                                      339,660              337,885
                                                                                  -----------------    -----------------

            Total liabilities and shareholders' equity                                   $ 584,210            $ 585,780
                                                                                  =================    =================

                                             SCHEDULE 3
                          PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                    SUMMARY OPERATING SEGMENT RESULTS FROM CONTINUING OPERATIONS
                                            (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30
(IN THOUSANDS EXCEPT EARNINGS PER SHARE DATA)

                                                       2003                            2002
                                          -----------------------------   ---------------------------
                                               $            % Rev.             $            % Rev.
                                          -----------------------------   ---------------------------
ACCOUNTS PAYABLE SERVICES
-------------------------
Revenues                                          $79,895                        $101,854
Operating Income                                  $12,274       15.4%             $28,399      27.9%
                                          -----------------------------   ---------------------------
OTHER ANCILLARY SERVICES
------------------------
Revenues                                          $12,681                         $14,262
Operating Income                                   $2,003       15.8%              $3,200      22.4%
                                          -----------------------------   ---------------------------
CORPORATE SUPPORT
-----------------
Operating Income                                 ($15,106)     -16.3%            ($14,338)    -12.3%
                                          -----------------------------   ---------------------------
TOTAL
-----
Revenues                                          $92,576                        $116,116
Operating Income (Loss)                             ($829)      -0.9%             $17,261      14.9%

Earnings (Loss) from
Continuing Operations                             ($1,914)      -2.1%              $9,309       8.0%

Diluted Earnings (Loss) Per
Share from Continuing
Operations                                         ($0.03)                          $0.13
                                          -----------------------------   ---------------------------
Diluted Shares                                     61,450                          81,861
                                          -----------------------------   ---------------------------


Notes:
Corporate Support Operating Income % Shown as a % of Total Revenues

Earnings from Continuing Operations and Diluted Earnings Per Share from Continuing Operations are prior to Gain from Discontinued Operations (2003 &
2002) and Cumulative Effect of Accounting Change (2002).

                                             SCHEDULE 4
                          PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                    SUMMARY OPERATING SEGMENT RESULTS FROM CONTINUING OPERATIONS
                                            (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30
(IN THOUSANDS EXCEPT EARNINGS PER SHARE DATA)

                                                       2003                            2002
                                          -----------------------------   ---------------------------
                                               $            % Rev.             $            % Rev.
                                          -----------------------------   ---------------------------
ACCOUNTS PAYABLE SERVICES
-------------------------
Revenues                                         $246,617                        $304,201
Operating Income                                  $42,904       17.4%             $81,532      26.8%
                                          -----------------------------   ---------------------------
OTHER ANCILLARY SERVICES
------------------------
Revenues                                          $45,872                         $40,498
Operating Income                                  $12,773       27.8%              $6,281      15.5%
                                          -----------------------------   ---------------------------
CORPORATE SUPPORT
-----------------
Operating Income                                 ($38,207)     -13.1%            ($44,996)    -13.1%
                                          -----------------------------   ---------------------------
TOTAL
-----
Revenues                                         $292,489                        $344,699
Operating Income                                  $17,470        6.0%             $42,817      12.4%

Earnings from
Continuing Operations                              $6,754        2.3%             $22,465       6.5%

Diluted Earnings Per Share
from Continuing Operation                           $0.11                                      $0.32
-----------------------------------------------------------------------------------------------------
Diluted Shares                                     62,090                          80,099
-----------------------------------------------------------------------------------------------------

Notes:
Corporate Support Operating Income % Shown as a % of Total Revenues

Earnings from Continuing Operations and Diluted Earnings Per Share from Continuing Operations are prior to Gain from Discontinued Operations (2003 &
2002) and Cumulative Effect of Accounting Change (2002).

                                                  SCHEDULE 5
                               PRG-Schultz International, Inc. and Subsidiaries
                        Reconciliation of EBITDA to Earnings from Continuing Operations
                                                  (Unaudited)

(in thousands)
                                                        Three Months                        Nine Months
                                                     Ended September 30,                Ended September 30,
---------------------------------------------------------------------------------------------------------------------------
                                                     2003            2002               2003           2002
---------------------------------------------------------------------------------------------------------------------------
Net Earnings (Loss)                                   $ (1,708)       $ 9,715           $ 7,284         $ 7,973

Deduct:
Cumulative Effect of Accounting Change,
 Net of Income Taxes                                         -              -                 -         (17,208)
Gain From Discontinued Operations                         206            406               530           2,716

Earnings (Loss) from Continuing Operations              (1,914)         9,309             6,754          22,465

Add:
Income Taxes                                            (1,149)         5,468             4,052          13,194
Interest                                                 2,234          2,484             6,664           7,158
Depreciation and Amortization                           4,411          4,338            12,891          13,392

EBITDA                                                 $ 3,582       $ 21,599          $ 30,361        $ 56,209

Total Revenues                                        $ 92,576      $ 116,116          $292,489       $ 344,699

EBITDA as % of Revenues                                   3.9%          18.6%             10.4%           16.3%



In this press release, the Company has provided a financial measure, EBITDA, defined as earnings from continuing operations before interest, taxes, depreciation and amortization. EBITDA is considered a 'non-GAAP' financial measure within the meaning of Regulation G and may not be similar to EBITDA measures employed by other companies. EBITDA is presented solely as a supplemental disclosure because management believes it to be an effective measure of the operating performance of the Company's core business activities. EBITDA should not be considered in isolation of, or as a substitute for, other measures for determining operating performance or liquidity that are calculated in accordance with GAAP. This schedule provides a reconciliation of EBITDA to net income, in accordance with Securities and Exchange Commission guidance.